Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Telephone and Data Systems, Inc.:

(1)	Registration Statement (Form S-3 No. 333-188965)
(2)	Registration Statement (Form S-3 No. 333-211486)
(3)	Registration Statement (Form S-8 No. 333-58127)
(4)	Registration Statement (Form S-8 No. 333-105676)
(5)	Registration Statement (Form S-8 No. 333-179702)
(6)	Registration Statement (Form S-8 No. 333-179703)
(7)	Registration Statement (Form S-8 No. 333-185143)
(8)	Registration Statement (Form S-8 No. 333-190330)
(9)	Registration Statement (Form S-8 No. 333-197793)
(10)	Registration Statement (Form S-3 No. 333-219697)
(11)	Registration Statement (Form S-3 No. 333-219698); and
(12)	Registration Statement (Form S-8 No. 333-226550);

of our report dated February 22, 2019, with respect to the consolidated financial statements of Los Angeles SMSA Limited Partnership and Subsidiary included in this Annual Report (Form 10-K) of Telephone and Data Systems, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Orlando, Florida
February 22, 2019